Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES FOURTH QUARTER EARNINGS
SUNNYVALE, CALIF. January 22, 2015 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in robotic-assisted surgery, today announced financial results for the quarter ended December 31, 2014. Reported revenue and procedures were consistent with the January 13th press release.

Q4 Highlights

•	Worldwide da Vinci procedures grew approximately 10% over the fourth quarter of 2013, driven by growth in U.S. general surgery procedures and worldwide urologic procedures.

•	The Company placed 137 da Vinci Surgical Systems, compared to 138 in the fourth quarter of 2013 and 111 in the third quarter of 2014.

•	Non-GAAP* revenue of $601 million for the quarter grew approximately 4% compared with $576 million last year.

•	Fourth quarter 2014 non-GAAP* net income was $184 million, or $4.92 per diluted share, compared with $193 million, or $4.98 per diluted share, for the fourth quarter of 2013.

•
The Company increased sales of the recently introduced da Vinci Xi System to 97 in the fourth quarter of 2014, compared to 59 in the third quarter of 2014, and 50 during the second quarter of 2014, the quarter of launch.

•	The Company received regulatory clearance and began to sell the da Vinci Xi System in Korea in the fourth quarter of 2014.

•	The Company launched its wristed Single Site needle driver in the fourth quarter of 2014.

Q4 Financial Summary
Revenue, gross profits, income from operations, net income, and net income per share are reported on a GAAP and non-GAAP basis. The non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Revenue in the fourth quarter of 2014 was $605 million, an increase of approximately 5% compared with $576 million in the fourth quarter of 2013. Non-GAAP revenue in the fourth quarter was $601 million, an increase of approximately 4% compared with $576 million in the fourth quarter of 2013. Non-GAAP revenue excludes $4 million of net revenue associated with da Vinci Xi System trade-out offers.
Fourth quarter 2014 instrument and accessory revenue increased by approximately 5% to $281 million compared with $268 million for the fourth quarter of 2013. Instrument and accessory revenue on a non-GAAP basis increased to $280 million in the fourth quarter of 2014 compared to $268 million in the fourth quarter of 2013. Non-GAAP instrument and accessory revenue excludes $1 million of net revenue associated with da Vinci Xi System trade-out offers.
Systems revenue increased to $214 million in the fourth quarter of 2014, compared with $205 million for the fourth quarter of 2013. Systems revenue on a non-GAAP basis increased to $211 million in the fourth quarter of 2014, compared with $205 million for the fourth quarter of 2013. Non-GAAP systems revenue excludes $3 million of net revenue associated with da Vinci Xi System trade-out offers. Intuitive Surgical placed 137 da Vinci Surgical Systems in the fourth quarter of 2014, compared with 138 in the same period last year.
Fourth quarter 2014 service revenue increased approximately 6% to $110 million, compared with $103 million for the fourth quarter of 2013, reflecting growth in the installed base of da Vinci Surgical Systems. GAAP and non-GAAP service revenue was the same in both quarters.

Fourth quarter 2014 income from operations decreased to $186 million, compared with $209 million in the fourth quarter of 2013. Fourth quarter 2014 non-GAAP income from operations decreased to $237 million, compared with $255 million in the fourth quarter of 2013.
Fourth quarter 2014 GAAP net income was $147 million, or $3.94 per diluted share, compared with $166 million, or $4.28 per diluted share, for the fourth quarter of 2013. Fourth quarter 2014 non-GAAP net income was $184 million, or $4.92 per diluted share, compared with $193 million, or $4.98 per diluted share, for the fourth quarter of 2013. Net income for the fourth quarter of 2014 included $20 million of income tax reserve releases.
Full year 2014 GAAP and non-GAAP revenue was $2.1 billion, compared to $2.3 billion in 2013. Full year 2014 net income per diluted share was $11.11, compared to $16.73 in 2013 and full year 2014 non-GAAP diluted net income per share was $16.10, compared to $19.83 in 2013.
Intuitive Surgical ended the fourth quarter of 2014 with $2.5 billion in cash, cash equivalents, and investments, an increase of $234 million during the quarter, primarily driven by cash generated from operations.
Commenting on the announcement, Dr. Gary Guthart, President and CEO of Intuitive Surgical, said, “We are pleased with our fourth quarter procedure and da Vinci system placement results which reflect an increase in the use of our products in general surgery, growing demand for our da Vinci Xi System and increased adoption in Europe and other international markets."
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome.

Webcast and Conference Call Information
Intuitive Surgical will hold a teleconference at 1:30 p.m. PST today to discuss the fourth quarter 2014 financial results. The call is being webcast by NASDAQ OMX and can be accessed at Intuitive Surgical's website at www.intuitivesurgical.com or by dialing (800) 230-1074 or (612) 332-0107.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (Nasdaq: ISRG), headquartered in Sunnyvale, Calif., is the global leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures and markets the da Vinci Surgical System. Intuitive Surgical’s mission is to extend the benefits of minimally invasive surgery to those patients who can and should benefit from it.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist® instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.
da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding increased use of our products in general surgery, growing demand for the da Vinci Xi System, and increased adoption in Europe and other international markets. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the impact of global and regional economic and credit market conditions on health care spending; health care reform legislation in the United States and its impact on hospital spending, reimbursement and fees which will be levied on certain medical device revenues; decreases in hospital admissions and actions by payers to limit or manage surgical procedures; timing and success of product development and market acceptance of developed products; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of our products and adequacy of training; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2013, as updated by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per share ("EPS"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a mean to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding non-cash charges, such as amortization of intangible assets and share-based compensation ("SBC") expenses, and other special items. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP revenue. We define non-GAAP revenue as revenue excluding the impact of reserve adjustments recorded in connection with trade-in rights provided to certain customers in connection with the launch of our da Vinci Xi Surgical System that are accounted for as a right of return.
Non-GAAP gross profit. We define non-GAAP gross profit as gross profit excluding the amortization of intangible assets, expenses related to SBC, and the impact of revenue and costs deferred in connection with trade-in rights provided to certain customers in connection with the launch of our da Vinci Xi Surgical System that are accounted for as a right of return.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding the amortization of intangible assets, expenses related to SBC, and other special items.

Non-GAAP net income and EPS. We define non-GAAP net income as net income excluding the amortization of intangible assets, expenses related to SBC, non-cash impairment of investments, and other special items, net of the related tax effects. The tax effects are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude amortization of intangible assets and SBC, which are recurring expenses. SBC has been and will continue to be for the foreseeable future a significant recurring expense in our business. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income and non-GAAP EPS may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
In millions (except per share data)	December 31, 2014	September 30, 2014	December 31, 2013
Revenue:
Instruments and accessories	$280.7	$272.8	$268.2
Systems	214.0	168.8	204.6
Services	110.0	108.5	103.4
Total revenue	604.7	550.1	576.2
Cost of revenue:
Product	172.3	150.3	144.2
Service	39.0	39.2	34.0
Total cost of revenue	211.3	189.5	178.2
Gross profit	393.4	360.6	398.0
Operating expenses:
Selling, general, and administrative	160.0	154.0	147.7
Research and development	47.3	47.5	41.7
Total operating expenses	207.3	201.5	189.4
Income from operations	186.1	159.1	208.6
Interest and other income (expense), net	(1.3)	2.0	5.9
Income before taxes	184.8	161.1	214.5
Income tax expense	38.0	37.4	48.3
Net income	$146.8	$123.7	$166.2
Net income per share:
Basic	$4.03	$3.43	$4.36
Diluted	$3.94	$3.35	$4.28
Shares used in computing net income per share:
Basic	36.4	36.1	38.1
Diluted	37.3	36.9	38.8

INTUITIVE SURGICAL, INC.
UNAUDITED TWELVE MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Twelve months ended
	December 31,
In millions (except per share data)	2014	2013
Revenue:
Instruments and accessories	$1,070.2	$1,032.9
Systems	632.5	834.9
Services	429.0	397.3
Total revenue	2,131.7	2,265.1
Cost of revenue:
Product	569.9	543.4
Service	148.0	127.5
Total cost of revenue	717.9	670.9
Gross profit	1,413.8	1,594.2
Operating expenses:
Selling, general, and administrative	691.0	574.0
Research and development	178.0	167.7
Total operating expenses	869.0	741.7
Income from operations	544.8	852.5
Interest and other income, net	4.2	18.4
Income before taxes	549.0	870.9
Income tax expense	130.2	199.9
Net income	$418.8	$671.0
Net income per share:
Basic	$11.35	$17.12
Diluted	$11.11	$16.73
Shares used in computing net income per share:
Basic	36.9	39.2
Diluted	37.7	40.1

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

In millions	December 31, 2014	December 31, 2013
Cash, cash equivalents and investments	$2,497.0	$2,753.9
Accounts receivable, net	315.1	301.4
Inventories	181.7	179.6
Property, plant and equipment, net	387.4	309.9
Goodwill	198.0	137.4
Deferred tax assets	171.3	135.7
Other assets	208.9	132.4
Total assets	$3,959.4	$3,950.3

Accounts payable and other accrued liabilities	$358.1	$247.2
Deferred revenue	221.9	201.7
Total liabilities	580.0	448.9
Stockholders’ equity	3,379.4	3,501.4
Total liabilities and stockholders’ equity	$3,959.4	$3,950.3

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended			Twelve months ended
In millions (except per share data)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP revenue	$604.7	$550.1	$576.2	$2,131.7	$2,265.1
Deferral (recognition) of revenue related to Xi trade-out offers	(3.9)	(16.0)	—	—	—
Non-GAAP revenue	$600.8	$534.1	$576.2	$2,131.7	$2,265.1

GAAP gross profit	$393.4	$360.6	$398.0	$1,413.8	$1,594.2
Xi trade-out offers	(2.2)	(13.9)	—	—	—
Share-based compensation expense	8.4	8.8	7.6	32.6	30.3
Amortization of intangible assets	3.6	3.6	2.0	10.8	10.4
Non-GAAP gross profit	$403.2	$359.1	$407.6	$1,457.2	$1,634.9

GAAP income from operations	$186.1	$159.1	$208.6	$544.8	$852.5
Xi trade-out offers	(2.2)	(13.9)	—	—	—
Share-based compensation expense	41.2	45.2	41.6	169.1	168.9
Amortization of intangible assets	6.5	6.5	4.7	22.4	21.3
Product liability litigation charges	5.4	—	—	82.4	—
Non-GAAP income from operations	$237.0	$196.9	$254.9	$818.7	$1,042.7

GAAP net income	$146.8	$123.7	$166.2	$418.8	$671.0
Xi trade-out offers	(2.2)	(13.9)	—	—	—
Share-based compensation expense	41.2	45.2	41.6	169.1	168.9
Amortization of intangible assets	6.5	6.5	4.7	22.4	21.3
Product liability litigation charges	5.4	—	—	82.4	—
Impairment of investments	4.3	—	—	8.5	—
Tax adjustments	(18.5)	(16.8)	(19.1)	(94.3)	(66.2)
Non-GAAP net income	$183.5	$144.7	$193.4	$606.9	$795.0

GAAP net income per share - diluted	$3.94	$3.35	$4.28	$11.11	$16.73
Xi trade-out offers	(0.06)	(0.38)	—	—	—
Share-based compensation expense	1.10	1.22	1.07	4.49	4.21
Amortization of intangible assets	0.17	0.18	0.12	0.59	0.53
Product liability litigation charges	0.14	—	—	2.19	—
Impairment of investments	0.12	—	—	0.23	—
Tax adjustments	(0.49)	(0.45)	(0.49)	(2.51)	(1.64)
Non-GAAP net income per share - diluted	$4.92	$3.92	$4.98	$16.10	$19.83